Calculation of Ratios of Earnings to Fixed Charges
	General Signal Corporation
	(Dollars in millions)							Exhibit (12.0)

	                            Six Months
	                              Ended
	                             June 30,         	Year Ended December 31,
                                1996       1995   1994   1993   1992   1991
Earnings:
Earnings from continuing
  operations before income
  taxes and extraordinary
  items                       $95.0       $156.4  $160.3 $139.1  $9.5   $97.4

Add:  fixed charges            16.6         34.7    20.2   22.6  35.3    39.3
                              -----------------------------------------------
                             $111.6       $191.1  $180.5 $161.7 $44.8  $136.7
Fixed charges:
Interest expense (gross)      $13.2        $27.7   $14.4  $18.0 $28.6   $31.8
One-third of rent expense       3.4          7.0     5.8    4.6   6.7     7.5
                             ------------------------------------------------
                              $16.6        $34.7   $20.2  $22.6 $35.3   $39.3
                              -----------------------------------------------
Ratio                          6.72         5.51    8.94   7.15  1.27    3.48
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